Exhibit 99.1

MoneyGram International Reports Successful

Refinancing

DALLAS, June 26, 2019 /PRNewswire/ — MoneyGram International, Inc. (NASDAQ: MGI) today reported that it has entered into a new first lien credit agreement and a new second lien credit agreement, each with Bank of America, N.A. acting as administrative agent. The new agreements provide for:

•	a first lien secured three-year revolving credit facility of $35 million

•	a first lien secured four-year term loan facility of $645 million

•	a second lien secured five-year term loan facility of $245 million

With the closing of these credit facilities today, MoneyGram successfully extended and/or repaid in full all outstanding indebtedness under the Company’s existing credit facility.

Capital Structure Update

As announced today, Bank of America, N.A. has arranged a second amended and restated first lien credit agreement including a $35 million senior secured three-year revolving credit facility that may be used for revolving credit loans, swingline loans and letters of credit up to an aggregate principal amount of $35 million, which matures September 30, 2022, and a senior secured four-year term loan facility in an aggregate principal amount of $645 million. Additionally, a second lien credit agreement provides for a secured five-year term loan facility of $245 million.

The interest rate for the revolving credit facility will be LIBOR plus either 6.00% or 5.75% per annum depending on the Company’s First Lien Leverage Ratio, and the interest rate for the first lien term loan facility will be LIBOR plus 6.00%. All term loans under the second lien term loan facility bear interest at a rate of 13.00% per annum.

In addition, upon the closing of the second lien term loan facility, the Company issued warrants to the senior secured second lien term lenders exercisable under certain conditions for a total of 5,423,470 shares of the Company’s common stock representing approximately 8% of the fully diluted then-outstanding common stock of the Company. In addition, the Company and the warrant holders entered into a registration rights agreement, pursuant to which the Company agreed to provide the warrant holders with certain registration rights with respect to all shares of common stock issuable upon exercise of the warrants, all warrants issued to the lenders under the second lien term loan facility and any securities issued directly or indirectly with respect to such shares of common stock or warrants.

About MoneyGram

MoneyGram is a global leader in omnichannel money transfer and payment services that enables friends and family to safely, affordably, and conveniently send money for life’s daily needs in over 200 countries and territories.

The innovative MoneyGram platform leverages its leading digital and physical network, global financial settlement engine, cloud-based infrastructure with integrated APIs, and its unparalleled compliance program that leads the industry in protecting consumers.

For more information, please visit www.MoneyGram.com.

Forward-Looking Statements

This communication contains forward-looking statements which are protected as forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are not limited to historical facts, but reflect the Company’s current beliefs, expectations or intentions regarding future events. Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “pursuant,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements. The statements in this communication that are not historical statements are forward-looking statements within the meaning of the federal securities laws. Specific forward-looking statements include, among others, statements regarding the company’s projected results of operations, specific factors expected to impact the company’s results of operations, and the expected restructuring and reorganization program results. Forward-looking statements are subject to numerous risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from the results expressed or implied by the statements. These risks and uncertainties include, but are not limited to: our ability to compete effectively; our ability to maintain key agent or biller relationships, or a reduction in business or transaction volume from these relationships, including our largest agent, Walmart, whether through the introduction by Walmart of additional competing “white label” branded money transfer products or otherwise; our ability to manage fraud risks from consumers or agents; the ability of us and our agents to comply with U.S. and international laws and regulations; litigation or investigations involving us or our agents; uncertainties relating to compliance with the agreements entered into with the U.S. federal government and the effect of the Agreements on our reputation and business; regulations addressing consumer privacy, data use and security; our ability to successfully develop and timely introduce new and enhanced products and services and our investments in new products, services or infrastructure changes; our ability to manage risks associated with our international sales and operations; our offering of money transfer services through agents in regions that are politically volatile; changes in tax laws or an unfavorable outcome with respect to the audit of our tax returns or tax positions, or a failure by us to establish adequate reserves for tax events; our substantial debt service obligations, significant debt covenant requirements and credit ratings; major bank failure or sustained financial market illiquidity, or illiquidity at our clearing, cash management and custodial financial institutions; our ability to consummate future common stock and warrant issuances under the Securities Purchase Agreement with Ripple Labs Inc.; the ability of us and our agents to maintain adequate banking relationships; a security or privacy breach in systems, networks or databases on which we rely; disruptions to our computer network systems and data centers; weakness in economic conditions, in both the U.S. and global markets; a significant change, material slow down or complete disruption of international migration patterns; the financial health of certain European countries or the secession of a country from the European Union; our ability to manage credit risks from our agents and official check financial institution customers; our ability to adequately protect our brand and intellectual property rights and to avoid infringing on the rights of others; our ability to attract and retain key employees; our ability to manage risks related to the operation of retail locations and the acquisition or start-up of businesses; any restructuring actions and cost reduction initiatives that we undertake may not deliver the expected results and these actions may adversely affect our business; our ability to maintain effective internal controls; our capital structure and the special voting rights provided to designees of Thomas H. Lee Partners, L.P. on our Board of Directors; and uncertainties described in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s public reports filed with the Securities and Exchange Commission (the “SEC”), including the Company’s annual report on Form 10-K for the year ended December 31, 2018 and the Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2019.

Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained from time to time in the Company’s SEC filings. The Company’s SEC filings may be obtained by contacting the Company, through the Company’s web site at ir.moneygram.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at http://www.sec.gov. The Company undertakes no obligation to publicly update or revise any forward-looking statement.